Exhibit 10.9

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into as of this 2nd day of August 2010, by and among Forum Energy Technologies, Inc. (the “Company”), a Delaware corporation, and C. Christopher Gaut (“Indemnitee”).

WHEREAS, in light of the litigation costs and risks to directors and officers resulting from their service to companies, and the desire of the Company to attract and retain qualified individuals to serve as directors and officers, it is reasonable, prudent and necessary for the Company to indemnify and advance expenses on behalf of the directors and officers of the Company to the extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern regarding such risks;

WHEREAS, the Company has requested that Indemnitee serve or continue to serve as an officer and director of the Company and may have requested or may in the future request that Indemnitee serve one or more Enterprises (as hereinafter defined) as an officer, director or in other capacities;

WHEREAS, Indemnitee is willing to serve as an officer and director of the Company or in any other Corporate Status (as hereinafter defined) on the condition that Indemnitee be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Second Amended and Restated Certificate of Incorporation of the Company, as may be further amended from time to time after the date hereof (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company, as may be further amended from time to time after the date hereof in accordance with the terms thereof (the “Forum Bylaws” and, together with the Certificate of Incorporation, the “Company Organizational Documents”), any organizational documents of any other Enterprise (collectively, the “Enterprise Organizational Documents”) and any resolutions adopted by the Board of Directors or similar governing body of any other Enterprise, and shall not be deemed to be a substitute therefor nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Designating Partners (as hereinafter defined) (or their affiliates), which Indemnitee, the Company and the Designating Partners (or their affiliates) intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein or as provided in the Company Organizational Documents or Enterprise Organizational Documents, with the Company’s acknowledgement of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as an officer and director of the Company or in any other Corporate Status

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Services by Indemnitee. Indemnitee will serve or continue to serve as an officer and director of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders Indemnitee’s resignation or is removed in accordance with the Company Organizational Documents. Indemnitee may from time to time also agree to serve, as the Company may request from time to time, in another capacity for any Enterprise. Indemnitee and the Company each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve, or continue to serve, the Company in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law).

2. Indemnification - General. On the terms and subject to the conditions of this Agreement, the Company shall, to the fullest extent permitted under applicable law and so long as Indemnitee has not engaged in Disabling Conduct, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all losses, liabilities, judgments, fines, penalties, costs, Expenses (as hereinafter defined) and other amounts that Indemnitee reasonably incurs and that result from, arise in connection with or are by reason of Indemnitee’s Corporate Status (as hereinafter defined) and shall advance Expenses to Indemnitee. The obligations of the Company under this Agreement (a) shall continue after such time as Indemnitee ceases to serve as an officer and director of the Company or in any other Corporate Status, and (b) include, without limitation, claims for monetary damages against Indemnitee in respect of any actual or alleged liability or other loss of Indemnitee, to the fullest extent permitted under applicable law as in existence on the date hereof (and to such greater extent as applicable law may hereafter from time to time permit) provided that Indemnitee has not engaged in Disabling Conduct. The other provisions in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Section 2.

3. Proceedings Other Than Proceedings by or in the Right of the Company. If in connection with or by reason of Indemnitee’s Corporate Status Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company to procure a judgment in its favor, the Company shall, to the fullest extent permitted under applicable law and so long as Indemnitee has not engaged in Disabling Conduct, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein.

4. Proceedings by or in the Right of the Company. If by reason of Indemnitee’s Corporate Status Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor, the Company shall, to the fullest extent permitted under applicable law and so long as Indemnitee has not engaged in Disabling Conduct, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding; provided, however, that indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company only if (and only to the extent that) the court in which such Proceeding shall have been brought or is pending shall determine that despite such adjudication of liability and in light of all circumstances such indemnification may be made.

5. Mandatory Indemnification in Case of Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, any Proceeding brought by or in the right of the Company), the Company shall, to the fullest extent permitted under applicable law and so long as Indemnitee has not engaged in Disabling Conduct, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted under applicable law and so long as Indemnitee has not engaged in Disabling Conduct, indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, shall be deemed to be a successful result as to such claim, issue or matter.

6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by the Company for some or a portion of the Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted under applicable law and so long as Indemnitee has not engaged in Disabling Conduct, indemnify Indemnitee to the fullest extent to which Indemnitee is entitled to such indemnification.

7. Indemnification for Additional Expenses Incurred to Secure Recovery or as Witness.

(a)	The Company shall, to the fullest extent permitted under applicable law and so long as Indemnitee has not engaged in Disabling Conduct, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, shall advance on an as-incurred basis (as provided in Section 8 of this Agreement) such Expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any action or proceeding or part thereof brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement, any other agreement or the Company Organizational Documents; or (ii) recovery under any directors’ and officers’ insurance policies maintained by the Company or other Enterprise.

(b)	To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness (or is forced or asked to respond to discovery requests) in any Proceeding to which Indemnitee is not a party, the Company shall, to the fullest extent permitted under applicable law and so long as Indemnitee has not engaged in Disabling Conduct, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the Company will advance on an as-incurred basis (as provided in Section 8 of this Agreement), all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith.

8. Advancement of Expenses. The Company shall, to the fullest extent permitted under applicable law, pay on a current and as-incurred basis all Expenses incurred by Indemnitee in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status. Such Expenses shall be paid in advance of the final disposition of such Proceeding, without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses and without regard to whether an Adverse Determination has been or may be made, except as contemplated by the last sentence of Section 9(f) of this Agreement. Upon submission of a request for advancement of Expenses pursuant to Section 9(c) of this Agreement, Indemnitee shall be entitled to advancement of Expenses as provided in this Section 8, and such advancement of Expenses shall continue until such time (if any) as there is a final non-appealable judicial determination that Indemnitee is not entitled to indemnification or that Indemnitee engaged in Disabling Conduct. Indemnitee shall repay such amounts advanced if and to the extent that it shall ultimately be determined in a decision by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified by the Company for such Expenses or that Indemnitee engaged in Disabling Conduct. Such repayment obligation shall be unsecured and shall not bear interest. The Company shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment.

9. Indemnification Procedures.

(a) Notice of Proceeding. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses hereunder. Any failure by Indemnitee to notify the Company will relieve the Company of its advancement or indemnification obligations under this Agreement only to the extent the Company can establish that such omission to notify resulted in actual prejudice to it, and the omission to notify the Company will, in any event, not relieve the Company from any liability which it may have to indemnify Indemnitee or advance Expenses to Indemnitee otherwise than under this Agreement. If, at the time of receipt of any such notice, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.

(b) Defense; Settlement. The Company shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee or which potentially or actually imposes any cost, liability, exposure or burden on Indemnitee unless such settlement solely involves the payment of money or performance of any obligation by Persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which consent shall not be unreasonably withheld. Any Indemnitee that is employed by a Sponsor Company shall have the sole right and obligation to control the defense or conduct of any claim or Proceeding with respect to Indemnitee.

(c) Request for Advancement; Request for Indemnification.

(i) To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to Indemnitee, and, only to the extent required by applicable law which cannot be waived, an unsecured written undertaking to repay amounts advanced. The Company shall make advance payment of Expenses to Indemnitee no later than ten (10) days after receipt of the written request for advancement (and each subsequent request for advancement) by Indemnitee. If, at the time of receipt of any such written request for advancement of Expenses, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.

(ii) To obtain indemnification under this Agreement, at any time after submission of a request for advancement pursuant to Section 9(c)(i) of this Agreement, Indemnitee may submit a written request for indemnification hereunder. The time at which Indemnitee submits a written request for indemnification shall be determined by the Indemnitee in the Indemnitee’s sole discretion. Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification), a Determination shall thereafter be made, as provided in and only to the extent required by Section 9(d) of this Agreement. In no event shall a Determination be made, or required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 8 and Section 9(c)(i) of this Agreement. If, at the time of receipt of any such request for indemnification, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.

(d) Determination. Any Determination shall be made within thirty (30) days after receipt of Indemnitee’s written request for indemnification pursuant to Section 9(c)(ii) (or in the case of a Determination to be made by Independent Counsel within 30 days of the selection of Independent Counsel) and such Determination shall be made, subject to Section 9(g), in the specific case as follows:

(i) If a Potential Change in Control or a Change in Control shall have occurred, by Independent Counsel (selected in accordance with Section 9(e)) in a written opinion to the Board of Directors, a copy of which opinion shall be delivered to Indemnitee, unless Indemnitee shall request that such determination be made by the Board of Directors, or a committee of the Board of Directors, in which case by the Person or Persons or in the manner provided for in clause (x) or (y) of Section 9(d)(ii) below; or

(ii) If a Potential Change in Control or a Change in Control shall not have occurred, (x) by the Board of Directors by a majority vote of the Disinterested Directors even though less than a quorum of the Board of Directors, (y) by a majority vote of a committee consisting solely of one or more Disinterested Directors designated to act in the matter by a majority vote of all Disinterested Directors, even though less than a quorum of the Board of Directors, or (z) if there are no Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, with Independent Counsel being selected by a vote of the Disinterested Directors as set forth in clauses (x) or (y) of this Section 9(d)(ii), or if such vote is not obtainable or such a committee of Disinterested Directors cannot be established, by a majority vote of the Board of Directors.

If a Determination is made that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such Determination. Indemnitee shall reasonably cooperate with the Person or Persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination. Any Expenses incurred by Indemnitee in so cooperating with the Disinterested Directors or Independent Counsel, as the case may be, making such determination shall be advanced and borne by the Company (irrespective of the Determination as to Indemnitee’s entitlement to indemnification) and the Company is liable to indemnify and hold Indemnitee harmless therefrom.

(e) Independent Counsel. If a Potential Change in Control or a Change in Control shall not have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by (i) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors or (ii) if there are no Disinterested Directors, by a majority vote of the Board of Directors, and the Company shall give written notice to Indemnitee, within ten (10) days after receipt by the Company of Indemnitee’s request for indemnification, specifying the identity and address of the Independent Counsel so selected. If a Potential Change in Control or a Change in Control shall have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company, within ten (10) days after submission of Indemnitee’s request for indemnification, specifying the identity and address of the Independent Counsel so selected (unless Indemnitee shall request that such selection be made by the Disinterested Directors or a committee of the Board of Directors, in which event the Company shall give written notice to Indemnitee within ten (10) days after receipt of Indemnitee’s request for the Board of Directors or a committee of the Disinterested Directors to make such selection, specifying the identity and address of the Independent Counsel so selected). In either event, (A) such notice to Indemnitee or the Company, as the case may be, shall be accompanied by a written affirmation of the Independent Counsel so selected that it satisfies the requirements of the definition of “Independent Counsel” in Section 14 and that it agrees to serve in such capacity and (B) Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Any objection to the selection of Independent Counsel pursuant to this Section 9(e) may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of the definition of “Independent Counsel” in Section 14, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court of competent jurisdiction (the “Court”) has determined that such objection is without merit. In the event of a timely written objection to a choice of Independent Counsel, the party originally selecting the Independent Counsel shall have seven (7) days to make an alternate selection of Independent Counsel and to give written notice of such selection to the other party, after which time such other party shall have five (5) days to make a written objection to such alternate selection. If, within thirty (30) days after submission of Indemnitee’s request for indemnification pursuant to Section 9(c)(ii), no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court for resolution of any objection that shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by the Court or by such other Person as the Court shall designate, and the Person with respect to whom an objection is so resolved or the Person so appointed shall act as Independent Counsel under Section 9(d). The Company shall pay any and all fees and expenses reasonably incurred by such Independent Counsel in connection with acting pursuant to Section 9(d), and the Company shall pay all fees and expenses reasonably incurred incident to the procedures of this Section 9(e) regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(f) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(f) Consequences of Determination; Remedies of Indemnitee. The Company shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason the Company does not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the Company to make such payments or advances (and the Company shall have the right to defend their position in such Proceeding and to appeal any adverse judgment in such Proceeding). Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding and to have such Expenses advanced by the Company in accordance with Section 8 of this Agreement. If Indemnitee fails to challenge an Adverse Determination, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement.

(g) Presumptions; Burden and Standard of Proof. The parties intend and agree that, to the extent permitted by law, in connection with any Determination with respect to Indemnitee’s entitlement to indemnification hereunder by any Person, including a court:

(i) it will be presumed that Indemnitee is entitled to indemnification under this Agreement, and the Enterprise or any other Person challenging such right will have the burden of proof to overcome that presumption in connection with the making by any Person of any determination contrary to that presumption;

(ii) the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the applicable Enterprise, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful or that Indemnitee did not act in accordance with any other applicable standard of conduct imposed by contract, applicable law or otherwise;

(iii) Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the applicable Enterprise, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the Board of Directors or other governing body of the applicable Enterprise, or on the advice of legal counsel for the applicable Enterprise or on information or records given in reports made to the applicable Enterprise by an independent certified public accountant or by an appraiser or other expert or advisor selected by the applicable Enterprise; and

(iv) the knowledge and/or actions, or failure to act, of any director, officer, manager, representative, agent or employee of any Enterprise or other relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder.

The provisions of this Section 9(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

10. Insurance; Subrogation; Other Rights of Recovery, etc.

(a)	The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability. Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other current or former officer or director of the Company. If the Company has such insurance in effect at the time it receives from Indemnitee any notice of the commencement of an action, suit, proceeding or other claim, the Company shall give prompt notice of the commencement of such action, suit, proceeding or other claim to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding or other claim in accordance with the terms of such policy. The Company shall continue to provide such insurance coverage to Indemnitee for a period of at least six (6) years after Indemnitee ceases to serve as an officer and director or in any Corporate Status.

(b)	Subject to Section 10(d), in the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any other Enterprise, and Indemnitee hereby agrees, as a condition to obtaining any advancement or indemnification from the Company, to assign to the Company all of Indemnitee’s rights to obtain from such other Enterprise such amounts to the extent that they have been paid by the Company to or for the benefit of Indemnitee as advancement or indemnification under this Agreement and are adequate to indemnify Indemnitee with respect to the costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder; and Indemnitee will (upon request by the Company) execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit or enforce such rights.

(c)

The Company hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise (and to cause each of the other Enterprises not to exercise), any rights that the Company may now have or hereafter acquire against any Designating Partner (or former Designating Partner), any of their respective affiliates or Indemnitee that arise from or relate to the existence, payment, performance or enforcement of the Company’s obligations under this Agreement or under any other indemnification agreement or arrangement (whether pursuant to contract, the Company Organizational Documents, Enterprise Organizational Documents or otherwise) with any Person, including, without limitation, any right of subrogation (whether pursuant to contract or common law), reimbursement, exoneration, contribution or indemnification, or to be held harmless, and any right to participate in any claim or remedy of Indemnitee against any Designating Partner (or former Designating Partner), any of their respective affiliates or Indemnitee, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Designating Partner (or former Designating Partner), any of their respective affiliates or Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

(d)

The Company shall not be liable to pay or advance to Indemnitee any amounts otherwise indemnifiable under this Agreement or under any other indemnification agreement if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that (i) the Company hereby agrees that the Company is the indemnitor of first resort under this Agreement, under the Company Organizational Documents or the Enterprise Organizational Documents or under any other indemnification agreement, arrangement or undertaking (i.e., their obligations to Indemnitee under this Agreement or any other agreement or undertaking to provide advancement of Expenses and indemnification to Indemnitee are primary without regard to any rights Indemnitee may have to seek or obtain indemnification or advancement of Expenses from any Designating Partner or any of its affiliates other than the Company (or any former Designating Partner or any of its affiliates other than the Company) or from any insurance policy for the benefit of such Indemnitee (other than any directors’ and officers’ insurance policy for the benefit of such Indemnitee maintained or paid for by any Enterprise), and any obligation of any Designating Partner (or any affiliate thereof other than any Enterprise) to provide advancement or indemnification for all or any portion of the same Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee and any rights of recovery of Indemnitee under any insurance policy for the benefit of such Indemnitee (other than any directors’ and officers’ insurance policy for the benefit of such Indemnitee maintained or paid for by any Enterprise) are secondary), and (ii) if any Designating Partner or any of its affiliates other than the Company (or any former Designating Partner or any of its affiliates other than the Company) pays or causes to be paid, for any reason, or if Indemnitee collects under any insurance policy for the benefit of such Indemnitee (other than any directors’ and officers’ insurance policy for the benefit of such Indemnitee maintained or paid for by any Enterprise), any amounts otherwise payable or indemnifiable hereunder or under any other indemnification agreement, arrangement or undertaking (whether pursuant to contract, organizational document or otherwise) with Indemnitee, then (x) such Designating Partner, former Designating Partner (or affiliate, as the case may be) or insurer, as applicable, shall be fully subrogated to all rights of Indemnitee with respect to such payment and (y) the Company shall fully indemnify, reimburse and hold harmless such Designating Partner, former Designating Partner (or such affiliate) or insurer, as applicable, for all such payments actually made by such Designating Partner, former Designating Partner (or such affiliate) or insurer.

(e)	Subject to Section 10(d), the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of or relating to Indemnitee’s Corporate Status shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from such other Enterprise, except to the extent that such indemnification payments and advance payment of Expenses when taken together with any such amount actually received from other Enterprises or under directors’ and officers’ insurance policies maintained by one or more Enterprises are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is otherwise entitled to indemnification or other payment hereunder.

(f)	Except for the rights set forth in Sections 10(c), 10(d) and 10(e) of this Agreement, the rights to indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time, whenever conferred or arising, be entitled under applicable law, under the Company’s Organizational Documents, Enterprise Organizational Documents or under any other agreement, resolution of directors (or similar governing body) of any Enterprise, or otherwise. Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as an officer and director of the Company. The Parties hereby agree that Sections 10(c), 10(d) and 10(e) of this Agreement shall be deemed exclusive and shall be deemed to modify, amend and clarify any right to indemnification or advancement provided to Indemnitee under any other contract, agreement or document with any Enterprise relating to advancement or indemnification.

(g)	No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

11. Employment Rights; Successors; Third Party Beneficiaries.

(a)	Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be, or retained, in the employment of the Company. This Agreement shall continue in force as provided above after Indemnitee has ceased to serve as an officer and director of the Company or in any Corporate Status.

(b)	This Agreement shall be binding upon each of the Company and their successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

(c)	The Designating Partners are express third party beneficiaries of this Agreement, are entitled to rely upon this Agreement, and may specifically enforce the Company’s obligations hereunder (including but not limited to the obligations specified in Section 10 of this Agreement) as though a party hereunder.

12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

13. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement and except as provided in Section 7(a) of this Agreement or as may otherwise be agreed by the Company, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding initiated by Indemnitee (other than a Proceeding by Indemnitee (i) to enforce Indemnitee’s rights under this Agreement or (ii) to enforce any other rights of Indemnitee to indemnification, advancement or contribution from the Company under any other contract, the Company Organizational Documents, Enterprise Organizational Documents or under statute or other law, including any rights under the DGCL), unless the initiation of such Proceeding or making of such claim shall have been approved by the Board of Directors.

14. Definitions. For purposes of this Agreement:

(a)	“Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof.

(b)	“Board of Directors” or “Board” means the board of directors of the Company.

(c)	“Change of Control” shall have the same meaning as the definition of “Change in Control” as set forth in the LTIP as in effect on the date hereof.

(d)	“Corporate Status” describes the status of a person by reason of such person’s past, present or future service as an officer and director or in any capacity for any Enterprise.

(e)	“Designating Partners” means any of the Sponsor Companies, in each case so long as an individual designated (directly or indirectly) by a Sponsor Company, or any of their respective affiliates, serves as a director of the Company or in any other Corporate Status.

(f)	“Determination” means a determination that either (x) indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (y) indemnification of Indemnitee is not proper in the circumstances because Indemnitee failed to meet a particular standard of conduct (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

(g)	“DGCL” means the Delaware General Corporation Law, and any successor statute thereto, as either of them may from time to time be amended.

(h)	“Disabling Conduct” means, with respect to Indemnitee, any act or omission resulting from fraud, gross negligence, willful breach of the Company Organizational Documents or other Enterprise Organizational Documents or a willful illegal act (other than an act or omission treated as a criminal violation in a foreign country that is not a criminal violation in the United States).

(i)	“Disinterested Director” with respect to any request by Indemnitee for indemnification hereunder, means a director of the Company who at the time of the vote is not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(j)	“Enterprise” shall mean the Company and its subsidiaries and any other entity, constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, manager, venturer, proprietor, partner, member, employee, agent, fiduciary or similar functionary.

(k)	“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m)

“Expenses” shall mean all reasonable direct and indirect costs, fees and expenses of any type or nature whatsoever and shall specifically include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, and shall also specifically include, without limitation, all reasonable attorneys’ fees and all other expenses incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, contribution or any other right provided by this Agreement. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amounts of judgments or fines against Indemnitee.

(n)	“Independent Counsel” means, at any time, any law firm, or a member of a law firm, that (a) is experienced in matters of limited partnership, limited liability company or corporation law, as applicable, and (b) is not, at such time, or has not been in the three years prior to such time, retained to represent: (i) any Enterprise or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnities under similar indemnification agreements), (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (iii) the Beneficial Owner, directly or indirectly, of securities of the Company representing 5% or more of the ownership interests or the voting power of the Company’s then outstanding voting securities. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto and to be jointly and severally liable therefor.

(o)	“LTIP” means the Forum Energy Technologies, Inc. 2010 Stock Incentive Plan.

(p)	“Person” means any individual, entity or group (within the meaning of Rule 13d-5 of the Exchange Act but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan).

(q)	“Potential Change in Control” shall be deemed to have occurred if (i) any Person shall have announced publicly an intention to take actions to effect a Change in Control, or commenced any action that, if successful, would reasonably be expected to result in the occurrence of a Change in Control; (ii) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; or (iii) any other event occurs that the Board of Directors declares to be a Potential Change of Control.

(r)	“Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry,

administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of any Enterprise or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as an officer and director of the Company or serving any other Enterprise (in each case whether or not he is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement).

(s)	“Qualified Public Offering” means the initial underwritten public offering of common Equity Interests of the Company pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended (other than a registration statement on Form S-8 or any successor form).

(t)	“Sponsor Companies” means SCF-V, L.P., SCF-VI, L.P. and SCF-VII, L.P., and any other investment fund or related management company or Company that is an affiliate of SCF-V, L.P., SCF-VI, L.P. and SCF-VII, L.P. (other than the Company) or that is advised by the same investment adviser as any of the foregoing entities or by an affiliate of such investment adviser.

15. Construction. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders.

16. Reliance. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer and director of the Company, the Company hereby acknowledges that Indemnitee is relying upon this Agreement in serving as an officer and director of the Company or serving any other Enterprise.

17. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in a writing identified as such by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18. Notice Mechanics. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been direct, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to Indemnitee to:

Forum Energy Technologies, Inc.

8807 W. Sam Houston Pkwy N, Suite 200

Houston, Texas 77040

Attention: C. Christopher Gaut

(b)	If to the Company to:

Forum Energy Technologies, Inc.

8807 W. Sam Houston Pkwy N, Suite 200

Houston, Texas 77040

Attention: James W. Harris

Facsimile: 713-351-7997

with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Scott N. Wulfe

Facsimile: (713) 615-5637

or to such other address as may have been furnished (in the manner prescribed above) as follows: (a) in the case of a change in address for notices to Indemnitee, furnished by Indemnitee to the Company and (b) in the case of a change in address for notices to the Company, furnished by the Company to Indemnitee.

19. Contribution. To the fullest extent permitted under applicable law and so long as Indemnitee has not engaged in Disabling Conduct, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for reasonably incurred Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and their other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

20. Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement and the legal relations among the parties shall, to the fullest extent permitted by law, be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to its conflict of laws rules.

21. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Company:	FORUM ENERGY TECHNOLOGIES, INC.

	By:	/s/ C. Christopher Gaut
Name: C. Christopher Gaut
Title: President and Chief Executive Officer

Indemnitee:	/s/ C. Christopher Gaut
Name: C. Christopher Gaut